Exhibit 99.1

Contact Information:

CCG Investor Relations                                                                      Perini Corporation
15300 Ventura Boulevard, Suite 303                                                 73 Mount Wayte Ave.
Sherman Oaks, CA 91403                                                                    Framingham, MA 01701
(818) 789-0100                                                                                       (508) 628-2295
Crocker Coulson, Partner                                                                    Michael E. Ciskey, Vice President &
                                                                                                                 Chief Financial Officer

FOR IMMEDIATE RELEASE

Perini Corporation Announces Q2 2004 Results

  Q2 net income of $12.2 million
  Year-to-date net income of $23.4 million
  Increased revenue and earnings guidance
  Backlog of $1.29 billion

Framingham, MA - August 5, 2004 - Perini Corporation (NYSE: PCR), a leading building, civil construction and construction management company, today reported results for the second quarter ended June 30, 2004.

Net income was $12.2 million for the second quarter of 2004, as compared to second quarter net income of $3.6 million in 2003. Basic earnings per common share were $0.51 for the second quarter of 2004, as compared to $0.43 for the second quarter of 2003. Diluted earnings per common share were $0.48 for the second quarter of 2004, as compared to $0.41 for the second quarter of 2003. Both 2004 and 2003 second quarter results reflect a lower than normal tax rate due to the realization of a portion of the federal tax benefit not recognized in prior years. Basic and diluted earnings per share calculations for the second quarter of 2003 were favorably impacted by $0.29 and $0.28, respectively, by the reversal of a portion of accumulated but unpaid dividends on the Company's $21.25 Preferred Stock as a result of the tender offer completed by the Company in 2003.

Revenues from construction operations totaled $495.8 million for the second quarter of 2004, as compared with $286.3 million for the second quarter of 2003.

The 2004 operating results reflect positive profit contributions from all of the Company's business units, most notably from the Company's management services segment which benefited from the impact of an increased volume of work in the rebuilding of Iraq and Afghanistan and the Company's building segment which benefited from the impact of an increased volume of work in the hospitality and gaming market.

Robert Band, President and Chief Operating Officer stated that, "We are pleased to report another strong profit performance for the second quarter of 2004. Our building and management services operations contributed significantly to both our second quarter and year-to-date 2004 earnings as a result of favorable experience in their core niche markets - gaming and hospitality, and construction management services to U.S. government agencies, most notably due to our work in the rebuilding of Iraq and Afghanistan. In addition, the demand for our services in these niche markets remains high. We are encouraged by the amount of pending new contract awards and low bids received in July totaling approximately $310 million which includes projects encompassing all of our business segments."

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August 5, 2004                                                                            Perini Q2 Results                                                                           Page 2

For the first six months of 2004, net income was $23.4 million, as compared to $15.0 million for the first six months of 2003. Basic earnings per common share were $0.99 for the first six months of 2004, as compared to $0.91 for the first six months of 2003. Diluted earnings per common share were $0.91 for the first six months of 2004, as compared to $0.89 for the first six months of 2003. Both basic and diluted earnings per share calculations for the first six months of 2003 were favorably impacted by $0.29 by the reversal of a portion of accumulated but unpaid dividends on the Company's $21.25 Preferred Stock as a result of the tender offer completed by the Company in 2003.

Revenues from construction operations totaled $976.1 million for the first six months of 2004, as compared with $577.6 million for the first six months of 2003.

Assuming an effective income tax rate of 38% and also assuming that the Company completed its 2003 tender offer for its $21.25 Preferred Stock prior to January 1, 2003, pro forma net income for the second quarter of 2004 would have been $8.1 million, as compared to pro forma net income of $2.6 million for the second quarter of 2003. Similarly, pro forma basic earnings per common share for the second quarter of 2004 would have been $0.34, as compared to pro forma basic earnings per common share of $0.10 for the second quarter of 2003. Pro forma diluted earnings per common share for the second quarter of 2004 would have been $0.31, as compared to pro forma diluted earnings per common share of $0.10 for the second quarter of 2003.

For the six months ended June 30, 2004, pro forma net income would have been $15.4 million, as compared to pro forma net income of $5.4 million for the first six months of 2003. Similarly, pro forma basic earnings per common share for the first six months of 2004 would have been $0.64, as compared to pro forma basic earnings per common share of $0.21 for the first six months of 2003. Pro forma diluted earnings per common share for the first six months of 2004 would have been $0.60, as compared to pro forma diluted earnings per common share of $0.21 for the first six months of 2003. Please refer to Table 1 at the end of this press release for a reconciliation of reported net income in accordance with generally accepted accounting principles to pro forma net income.

Backlog at $1.29 Billion
The backlog of uncompleted construction work at June 30, 2004 was $1.29 billion compared to $1.45 billion March 31, 2004. New contract awards and adjustments to contracts in process added to the backlog during the second quarter of 2004 amounted to $333 million and include approximately $193 million of hotel and casino work in Las Vegas, Atlantic City and California, as well as approximately $84 million of additional work in the rebuilding of Iraq.

Financial Condition Remains Strong in 2004
The Company's financial condition remained strong at June 30, 2004. Working capital increased from $125.4 million at December 31, 2003 to $152.0 million at June 30, 2004. Long-term debt increased slightly from $8.5 million December 31, 2003 to $9.0 million at June 30, 2004.

Outlook
Looking ahead, based on the current level of backlog, new work opportunities and the overall status of the U. S. economy, the Company continues to expect 2004 to be a year of increased growth. The Company has increased its revenue and earnings per share guidance for 2004 to a range of $1.5 billion to $1.7 billion for revenue and to a range of $0.95 to $1.05 for pro forma diluted earnings per share. The Company forecasts 2004 GAAP diluted earnings per share ranging from $1.25 to $1.35 whch is anticipated to include the strongest pretax income in the Company's 110-year history.

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August 5, 2004                                                                            Perini Q2 Results                                                                           Page 3

About Perini Corporation
Perini Corporation is a leading construction services company offering diversified general contracting, construction management and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures. We offer general contracting, preconstruction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including sitework, concrete forming and placement and steel erection. We are known for our hospitality and gaming industry projects, sports and entertainment, educational, and healthcare facilities as well as large and complex civil construction projects and construction management services to U.S. military and government agencies.

Non-GAAP Measures
To supplement our unaudited consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, we sometimes use non-GAAP measures of net income, earnings per share and other measures that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. The non-GAAP results, which are adjusted to exclude certain costs, expenses, gains and losses from the comparable GAAP measures, are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the indicators management uses as a basis for evaluating our financial performance as well as for forecasting future periods. For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or earnings per share prepared in accordance with GAAP.

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company's expectations, hopes, beliefs, intentions or strategies regarding the future. These forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings; the availability of borrowed funds on terms acceptable to the Company; the ability to retain certain members of management; the ability to obtain surety bonds to secure its performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects; possible changes or developments in worldwide or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; and actions taken or not taken by third parties, including the Company's customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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August 5, 2004                                                                            Perini Q2 Results                                                                           Page 4

                                             Perini Corporation (NYSE)
                                          Summary of Consolidated Earnings
                                                     (Unaudited)
                                              (In Thousands of Dollars)

                                                                     For the Three Months              For the Six Months
                                                                         Ended June 30,                   Ended June 30,
                                                                -------------------------------  -------------------------------
                                                                      2004             2003            2004             2003
                                                                --------------   --------------  --------------   --------------
Construction Revenues:
Building                                                            $ 370,072        $ 206,011       $ 661,510        $ 415,013
Civil                                                                  36,348           45,557          63,805           91,258
Management services                                                    89,388           34,768         250,797           71,325
                                                                --------------   --------------  --------------   --------------
TOTAL CONSTRUCTION REVENUES                                         $ 495,808        $ 286,336       $ 976,112        $ 577,596
                                                                ==============   ==============  ==============   ==============

Gross profit                                                        $  23,731        $  14,370       $  47,259        $  28,073
General and administrative expenses                                     9,065            9,864          18,808           18,672
                                                                --------------   --------------  --------------   --------------
Income from construction operations                                    14,666            4,506          28,451            9,401
Other expense, net                                                      1,407              108           3,251              282
Interest expense                                                          117              255             308              457
                                                                --------------   --------------  --------------   --------------
Income before income taxes                                             13,142            4,143          24,892            8,662
(Provision) credit for income taxes (a)                                  (966)            (525)         (1,495)           6,375
                                                                --------------   --------------  --------------   --------------
NET INCOME                                                          $  12,176        $   3,618       $  23,397        $  15,037

Less:  Dividends accrued on Preferred Stock                              (297)            (517)           (594)          (1,048)
Plus:  Reversal of accrued dividends on $21.25 Preferred Stock
       based on results of June 2003 tender offer                           -            6,658               -            6,658
                                                                --------------   --------------  --------------   --------------
Total available for common stockholders                             $  11,879        $   9,759       $  22,803        $  20,647
                                                                ==============   ==============  ==============   ==============

BASIC EARNINGS PER COMMON SHARE                                     $    0.51        $    0.43       $    0.99        $    0.91
                                                                ==============   ==============  ==============   ==============
DILUTED EARNINGS PER COMMON SHARE                                   $    0.48        $    0.41       $    0.91        $    0.89
                                                                ==============   ==============  ==============   ==============

Weighted average common shares outstanding:
  Basic                                                                23,202           22,707          23,108           22,686
  Effect of dilutive stock options and warrants outstanding             1,766              823           1,823              418
                                                                --------------   --------------  --------------   --------------
Diluted                                                                24,968           23,530          24,931           23,104
                                                                --------------   --------------  --------------   --------------

(a) The (provision) credit for income taxes reflects a lower-than-normal tax rate in both 2004 and 2003 due in part to the realization of a portion of the federal tax benefit not recognized in prior years due to certain accounting limitations. The credit for income taxes for the six months ended June 30, 2003 also includes the recognition of an additional $7.0 million federal tax benefit in accordance with FAS No. 109, "Accounting for Income Taxes" based on the expectation that the Company will be able to utilize a portion of its net operating loss carryforwards in future years.

                                               Selected Balance Sheet Data
                                                       (Unaudited)
                                                (In Thousands of Dollars)

                                                  June 30,        December 31,
                                                    2004              2003
                                                --------------   ---------------
Total assets                                        $ 632,837         $ 565,443
Working capital                                     $ 151,991         $ 125,397
Long-term debt, less current maturities             $   9,003         $   8,522
Stockholders' equity                                $ 146,410         $ 120,560

August 5, 2004                                                                            Perini Q2 Results                                                                           Page 5

Perini Corporation (NYSE)
Table 1
Reconciliation of Reported Net Income to
Pro Forma Net Income (A)
Unaudited)
(In Thousands of Dollars)

                                                                         For the Three Months             For the Six Months
                                                                            Ended June 30,                   Ended June 30,
                                                                    -----------------------------    -----------------------------
                                                                        2004            2003             2004            2003
                                                                    -------------   -------------    -------------   -------------

Reported net income                                                     $ 12,176       $ 3,618           $623,397      $ 15,037
Less:  (Provision) credit for income taxes                                  (966)         (525)            (1,495)        6,375
                                                                    -------------   -------------    -------------   -------------
Income before income taxes                                                13,142         4,143             24,892         8,662
Provision for income taxes assuming a 38% effective rate                   4,994         1,574              9,459         3,292
                                                                    -------------   -------------    -------------   -------------
Pro forma net income                                                       8,148         2,569             15,433         5,370

Less:  Dividends accrued on Preferred Stock
       assuming the tender offer took place prior to
       January 1, 2003                                                      (297)         (297)              (594)         (594)

Pro forma total available for common stockholders                        $ 7,851       $ 2,272           $ 14,839       $ 4,776
                                                                    =============   =============    =============   =============

Pro forma basic earnings per common share                                 $ 0.34       $  0.10           $   0.64       $  0.21
                                                                    =============   =============    =============   =============

Pro forma diluted earnings per common share                               $ 0.31       $  0.10           $   0.60       $  0.21
                                                                    =============   =============    =============   =============

Weighted average common shares outstanding:
  Basic                                                                   23,202        22,707             23,108        22,686
  Effect of dilutive stock options and warrants outstanding                1,766           823              1,823           418
                                                                    -------------   -------------    -------------   -------------
Diluted                                                                   24,968        23,530             24,931        23,104
                                                                    -------------   -------------    -------------   -------------

(A) The calculation of pro forma net income and pro forma earnings per common share assumes (i) an effective tax rate of 38% which more closely approximates the Company's effective tax rate on a prospective basis and (ii) the impact of the Company's 2003 tender offer for its $21.25 Preferred Stock as if it took place prior to January 1, 2003.

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